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                                                                     EXHIBIT 4.3

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                         ELIGIBLE LENDER TRUST AGREEMENT


                                     between


                                  GMAC ELF LLC,
                                   as Sponsor


                                       and


                           ZIONS FIRST NATIONAL BANK,
                           as Eligible Lender Trustee



                          Dated as of January 28, 2003


================================================================================

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                                TABLE OF CONTENTS

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                                                   ARTICLE I

                                 DEFINITIONS AND INTENT OF THE PARTIES HERETO

Section 1.01.    Definitions................................................................................2
Section 1.02.    Intent of the Parties Hereto...............................................................4

                                                  ARTICLE II

                                         ACQUISITION OF ELIGIBLE LOANS

Section 2.01.    Acquisition of Eligible Loans..............................................................5
Section 2.02.    Student Loan Account.......................................................................5
Section 2.03.    Revocation and Termination.................................................................6
Section 2.04.    Section 2.04...............................................................................6

                                                  ARTICLE III

                                                   COVENANTS

Section 3.01.    Administration.............................................................................6
Section 3.02.    Eligible Lender Trustee's Duties and Powers................................................7
Section 3.03.    Enforcement of the Guarantee Agreements....................................................8
Section 3.04.    Assignment of Eligible Loans; Collection of Payments With Respect to Eligible Loans........8
Section 3.05.    Enforcement of Eligible Loans..............................................................8
Section 3.06.    Enforcement of Servicing Agreements........................................................9
Section 3.07.    Authority of Eligible Lender Trustee.......................................................9
Section 3.08.    Power of Attorney to Sponsor...............................................................9

                                                  ARTICLE IV

                                    CONCERNING THE ELIGIBLE LENDER TRUSTEE

Section 4.01.    Acceptance of the Trusts...................................................................9
Section 4.02.    Recitals of Others........................................................................10
Section 4.03.    Taxes.....................................................................................10
Section 4.04.    Eligible Lender Trustee May Act Through Agents............................................10
Section 4.05.    Indemnification of Eligible Lender Trustee................................................10
Section 4.06.    Eligible Lender Trustee's Right to Reliance...............................................10
Section 4.07.    Compensation of Eligible Lender Trustee...................................................11
Section 4.08.    Eligible Lender Trustee Eligibility.......................................................11
Section 4.09.    Resignation of Eligible Lender Trustee....................................................12
Section 4.10.    Removal of Eligible Lender Trustee........................................................13
Section 4.11.    Successor Eligible Lender Trustee.........................................................13
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Section 4.12.    Assignment; Corporate Changes in Trustee..................................................13
Section 4.13.    Limitation with Respect to Examination of Reports.........................................13
Section 4.14.    Additional Covenants of Eligible Lender Trustee...........................................14
Section 4.15.    Sale of Eligible Loans....................................................................14

                                                   ARTICLE V

REPRESENTATIONS AND WARRANTIES.............................................................................14

                                                  ARTICLE VI

                                                 MISCELLANEOUS

Section 6.01.    Eligible Lender Trust Agreement Binding upon Successors or Assigns of Eligible Lender
                 Trustee and Sponsor.......................................................................15
Section 6.02.    Effect of Legal Holidays..................................................................15
Section 6.03.    Partial Invalidity........................................................................15
Section 6.04.    Notices...................................................................................15
Section 6.05.    Law and Place of Enforcement of Eligible Lender Trust Agreement; Construction.............16
Section 6.06.    Effect of Article and Section Headings and Table of Contents..............................16
Section 6.07.    Amendments................................................................................16
Section 6.08.    No Petition...............................................................................16

EXHIBIT A        TRUSTEE GUARANTEE AGREEMENTS

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                         ELIGIBLE LENDER TRUST AGREEMENT

     ELIGIBLE LENDER TRUST AGREEMENT dated as of January 28, 2003 (this "Eligible Lender Trust Agreement") entered into between GMAC ELF LLC, a Delaware limited liability company (the "Sponsor") and ZIONS FIRST NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America, solely in its capacity as eligible lender trustee (the "Eligible Lender Trustee"):

                              W I T N E S S E T H :

     WHEREAS, the Sponsor is not an eligible lender under the Higher Education Act and, as such, cannot hold loans reinsured under Title IV of the Higher Education Act (as defined herein) as an eligible lender; and

     WHEREAS, the Sponsor wishes to become beneficial owner of certain loans meeting the qualifications described herein made to persons for post-secondary education at eligible institutions ("Eligible Loans") (hereinafter collectively referred to as the "Portfolio") by directing, funding, and otherwise causing the origination and/or acquisition of such loans by the Eligible Lender Trustee on behalf of the trust created hereunder (the "Trust"); and

     WHEREAS, the Sponsor is conducting and administering a program of acquiring (whether by making or purchasing) student loans incurred under the Higher Education Act (the "Program"); and

     WHEREAS, certain contracts and agreements have been and will be entered into with the Secretary and the Guarantee Agencies to provide an insurance or guarantee program for the student loans incurred under the Higher Education Act; and

     WHEREAS, the Guarantee Agencies have entered into agreements with the Secretary for the payment by the Secretary of amounts authorized to be paid pursuant to the Higher Education Act, including reimbursement of certain amounts to be paid upon certain defaulted student loans guaranteed by such Guarantee Agencies and interest subsidy payments to holders of loans guaranteed by such Guarantee Agencies; and

     WHEREAS, upon the execution and delivery of this Eligible Lender Trust Agreement, the Eligible Lender Trustee will become the legal owner, and the Sponsor shall be the beneficial owner, of various Student Loans, and the Sponsor will finance the acquisition of additional Student Loans for which the Eligible Lender Trustee shall be the legal owner and the Sponsor shall be the beneficial owner, all of which Student Loans are anticipated to be sold in the future; and

     WHEREAS, the Eligible Lender Trustee is willing to act as the "eligible lender" on behalf of the Sponsor so that the Sponsor may conduct and administer its program of acquiring Eligible Loans; and

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     WHEREAS, subsequent to the execution and delivery of this Eligible Lender
Trust Agreement, the Sponsor will acquire Eligible Loans for which the Eligible Lender Trustee shall be the legal owner and the Sponsor shall be the beneficial owner; and

     WHEREAS, the Eligible Lender Trustee shall be legal owner of the Eligible Loans and is an "eligible lender" under the Higher Education Act, and the Sponsor shall be the beneficial owner of such Eligible Loans; and

     WHEREAS, the Sponsor intends to provide the Eligible Lender Trustee with written instruction on all aspects of the management of the Portfolio;

     NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

     That the Sponsor and the Eligible Lender Trustee in consideration of the premises and of other good and lawful consideration, the receipt of which is hereby acknowledged, and the performance and observance of all the covenants and conditions herein contained, have executed and delivered this Eligible Lender Trust Agreement, and by these presents the Sponsor does hereby assign, transfer, set over and confirm unto the Eligible Lender Trustee, its successor or successors and its or their assigns, for the benefit of the Sponsor, the Eligible Loans.

                                    ARTICLE I

                  DEFINITIONS AND INTENT OF THE PARTIES HERETO

     SECTION 1.01. DEFINITIONS. Unless the context shall clearly indicate some other meaning or may otherwise require, the terms defined in this Section shall, for all purposes of this Eligible Lender Trust Agreement and of any agreement or other instrument amendatory hereof or supplemental hereto, have the meanings herein specified or have the meanings assigned to them herein:

     "COLLECTIONS" means, all revenue and recoveries of principal and interest and other payments and reimbursements of principal and accrued interest received with respect to any Eligible Loan and any other collection of cash with respect to such Eligible Loan (including, but not limited to, Interest Subsidy Payments, Special Allowance Payments, finance charges and payments representing the repurchase of any Eligible Loan or rebate of premium thereon pursuant to a student loan purchase agreement) received or deemed to have been received pursuant to Section 2.04 hereof.

     "ELIGIBLE LENDER" means any "eligible lender," as defined in the Higher Education Act.

     "ELIGIBLE LOAN" means any loan made to finance post-secondary education that is made under the Higher Education Act.

     "EXPRESS DUTIES" means all duties of the Eligible Lender Trustee set forth herein, including, but not limited to, instructions of the Sponsor set forth in Sponsor Requests, Sponsor Orders, Sponsor Certificates and Sponsor Consents.

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     "FEDERAL CONTRACTS" means, collectively, any agreement between any
Guarantee Agency and the Secretary of Education providing for the payment by the Secretary of Education of amounts authorized to be paid pursuant to the Higher Education Act, including, but not necessarily limited to, reimbursement of amounts paid or payable upon Eligible Loans guaranteed by any Guarantee Agency and federal interest subsidy payments and Special Allowance Payments, if applicable, to holders of Eligible Loans guaranteed by any Guarantee Agency.

     "FISCAL YEAR" means the fiscal year of the Sponsor which presently begins January 1 of each year and ends December 31 of such year.

     "GUARANTEE" or "GUARANTEED" means, with respect to an Eligible Loan, the guarantee by the Guarantee Agency, in accordance with the terms and conditions of the Guarantee Agreement, of the principal of and accrued interest on the Eligible Loan to the maximum extent permitted under the Higher Education Act on Eligible Loans which have been originated, held and serviced in full compliance with the Higher Education Act, and the coverage of the Eligible Loan by the Federal Contracts providing, among other things, for reimbursement to the Guarantee Agency for certain losses incurred by it on defaulted Eligible Loans guaranteed by it to the extent of the maximum reimbursement allowed by the Federal Contracts.

     "GUARANTEE AGENCY" or "GUARANTEE AGENCIES" means a state agency or a private nonprofit institution or organization which administers a Guarantee Program within a State or any successors and assignees thereof administering the Guarantee Program which has entered into a Guarantee Agreement with the Eligible Lender Trustee on behalf of the Sponsor.

     "GUARANTEE AGREEMENT" means the agreement between a Guarantee Agency and the Eligible Lender Trustee providing for the Guarantee by such Guarantee Agency of the principal of and accrued interest on Eligible Loans to Borrowers, acquired by the Eligible Lender Trustee from time to time, and any other similar guarantee or agreement issued by a Guarantee Agency to the Sponsor or the Eligible Lender Trustee pertaining to Eligible Loans.

     "HIGHER EDUCATION ACT" means Title IV, Parts B, F and G of the Higher Education Act of 1965, as amended or supplemented from time to time, and all regulations and guidelines promulgated thereunder.

     "INTEREST BENEFIT PAYMENTS" means interest payments on Eligible Loans authorized by the Higher Education Act or any similar payments.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock corporation, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PROGRAM" means the Sponsor's program for the purchase of Eligible Loans, as the same may be modified from time to time.

     "SECRETARY OF EDUCATION" or "SECRETARY" means the Secretary of the United States Department of Education, or any successor to the functions thereof under the Higher Education Act.

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     "SELLERS" means any entity which sells Eligible Loans or participation interests in Eligible Loans to the Sponsor pursuant to the terms of a student loan purchase agreement.

     "SERVICER" means each of the eligible third party servicers under the Higher Education Act selected by the Sponsor servicing the Eligible Loans pursuant to a Servicing Agreement.

     "SERVICING AGREEMENT" means each of the contracts for servicing Eligible Loans executed by the Sponsor pursuant to which Eligible Loans are serviced.

     "SPECIAL ALLOWANCE PAYMENTS" means the special allowance payments on Eligible Loans authorized by the Higher Education Act, or any similar payments.

     "SPONSOR REPRESENTATIVE" means those individuals authorized to act for the Sponsor as set forth in a list of Authorized Officers delivered by the Sponsor to the Eligible Lender Trustee, as such list may be amended from time to time.

     "SPONSOR REQUEST," "SPONSOR ORDER," "SPONSOR CERTIFICATE" and "SPONSOR CONSENT" mean, respectively, a written request, order, certificate or consent signed in the name of the Sponsor by a Sponsor Representative and delivered to the Eligible Lender Trustee by overnight or same-day mail or courier, facsimile, telegram or other electronic means or by hand delivery.

     "STATE" means the State of Colorado.

     "STUDENT LOAN ACCOUNT" means the Account established pursuant to Section
2.02 hereof.

     "TRUST ESTATE" means all right, title and interest in and to any property contributed to the Trust by the Sponsor or otherwise acquired by the Trust, including, without limitation, all distributions or payments thereon or proceeds thereof.

     SECTION 1.02. INTENT OF THE PARTIES HERETO. This Eligible Lender Trust Agreement and all documents, agreements, understandings and arrangements relating to this Eligible Lender Trust Agreement which are executed by the Eligible Lender Trustee have been executed by the Eligible Lender Trustee solely for the purpose of having the legal title to the Eligible Loans held by an "eligible lender" under the Higher Education Act, and the Sponsor hereby agrees that the Eligible Lender Trustee shall be accorded protection satisfactory to the Eligible Lender Trustee for its limited role herein in holding legal title to the Eligible Loans pursuant to the indemnity herein and that the Eligible Lender Trustee (its officers, directors, employees and agents) shall not have any liability thereunder or hereunder except as expressly set forth herein, including, without limitation, liability which may be incurred as a result of actions or inactions of the Sponsor and any Servicer, subject to the terms of applicable laws, rules and regulations. All indicia of beneficial ownership, including but not limited to the management, acquisition, sale, investment transfer or collection of income and revenue on the Eligible Loans shall be vested in the Sponsor. The Sponsor agrees that it will not seek recourse or commence any action against the Eligible Lender Trustee (or its officers, directors, employees or agents) or any of their personal assets for the performance or payment of any obligation thereunder or hereunder; provided that the Eligible Lender Trustee shall be liable for its negligence and willful misconduct in the performance of its Express Duties hereunder. The parties hereto intend that this Eligible Lender Trust Agreement is for their benefit only and not for the benefit of any third party. The

                                        4
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parties hereto agree that each and every provision of this Eligible Lender Trust
Agreement is subject to this paragraph.

                                   ARTICLE II

                          ACQUISITION OF ELIGIBLE LOANS

     SECTION 2.01. ACQUISITION OF ELIGIBLE LOANS. The Eligible Lender Trustee shall, from time to time, acquire Eligible Loans upon receipt of a Sponsor Request, which shall contain a certification that the loans to be acquired are Eligible Loans and which shall identify such loans, with funds provided to the Eligible Lender Trustee. The Eligible Lender Trustee will hold legal title to such Eligible Loans in trust hereunder for the sole benefit of the Sponsor. The Sponsor hereby represents and warrants it shall direct the Eligible Lender Trustee to acquire only Eligible Loans that are guaranteed by a Guarantee Agency with respect to which the Eligible Lender Trustee has entered into a Guarantee Agreement. Attached as Exhibit A (which may be amended and supplemented from time to time upon the written direction of the Sponsor) is a listing of the Trust Guarantee Agreements. Not later than 60 days following the end of each calendar quarter during the term hereof, the Sponsor shall provide to the Eligible Lender Trustee a report setting forth the total dollar amount of loan disbursements made or acquired for the Trust Estate during such calendar quarter.

     SECTION 2.02. STUDENT LOAN ACCOUNT. The Sponsor hereby directs the Eligible Lender Trustee to establish an account, to be maintained by the Eligible Lender Trustee and designated the GMAC ELF LLC Student Loan Account (the "Student Loan Account").

     The Eligible Lender Trustee shall deposit all Collections and any amounts received by it into the Student Loan Account. The Sponsor or its designee shall deposit amounts in the Student Loan Account from time to time to acquire Eligible Loans pursuant to Section 2.01. Any Collections received by the Sponsor, the Trustee, the student loan depositaries or co-depositaries, the Custodians, the Sellers or the Servicers, or any agent thereof, as the case may be, are to be transmitted to the Student Loan Account within two Business Days of receipt. The Sponsor shall direct each Servicer, Seller, Custodian, student loan depository or co-depositories, or agent thereof, to transmit any collections it receives with respect to the Eligible Loans directly to the Eligible Lender Trustee for deposit to the Student Loan Account.

     The Eligible Lender Trustee shall make disbursements from the Student Loan Account as directed, in writing, by the Sponsor. The Eligible Lender Trustee may conclusively rely on the written instructions of the Sponsor without any duty to determine or examine the same.

     Funds on deposit in the Student Loan Account shall be invested from time to time in accordance with the written direction of the Sponsor and the provisions of Section 2.04 hereof.

     The Sponsor shall maintain records with respect to the use of moneys in the Student Loan Account, and shall cooperate with the Eligible Lender Trustee with respect thereto. Upon instruction from the Sponsor, this Eligible Lender Trust Agreement shall terminate, and, subject to Section 4.02 hereof, all amounts on deposit hereunder shall be transferred to the Sponsor or its designee. The Sponsor hereby assigns, transfers and sets over to the Eligible Lender Trustee, in

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trust for the benefit of the Sponsor, all of Sponsor's right, title and interest in and to the Eligible Loans that at any time may comprise the Portfolio, and any other property related thereto placed in the Trust Estate by the Sponsor, the receipt of which right, tile and interest is hereby acknowledged by the Eligible Lender Trustee and which trust is hereby accepted by the Eligible
Lender Trustee, upon the following express terms and conditions and with the powers and limitations hereinafter conferred and set forth.

     The Eligible Lender Trustee shall maintain records with respect to the use of moneys in the Student Loan Account. Upon instruction from the Sponsor, this Eligible Lender Trust Agreement shall terminate, and, subject to Section 4.01 hereof, all amounts on deposit hereunder shall be transferred to the Sponsor or its designee.

     SECTION 2.03. REVOCATION AND TERMINATION. Subject to Section 4.10 hereof, the Sponsor may, by Sponsor Order delivered to the Eligible Lender Trustee, revoke this Eligible Lender Trust Agreement in whole or in part. Upon receipt of such Sponsor Order, the Eligible Lender Trustee shall transfer to the order of the Sponsor all amounts held hereunder, and the trust created hereby shall thereupon terminate (except that the obligations of the Sponsor under Section
4.05 hereof shall survive such termination).

     SECTION 2.04. SECTION 2.04. INVESTMENT OF FUNDS HELD BY ELIGIBLE LENDER TRUSTEE. The Eligible Lender Trustee shall invest any money held for the credit of the Sponsor hereunder as directed in writing (or orally, confirmed in writing) by a Sponsor Representative to the fullest extent practicable and reasonable. If the Eligible Lender Trustee shall not have received direction, it shall invest any moneys in the AIM Short Term Investment Treasury Fund. The Eligible Lender Trustee for the account of the Sponsor shall maintain any earnings with respect to, and any net gain on the disposition of, any such investments. The Eligible Lender Trustee shall advise the Sponsor in writing, on or before the fifteenth day of each calendar month (or such later date as reasonably consented to by the Sponsor), of all investments held for the credit of the Sponsor as of the end of the preceding month and the value thereof, and shall list any investments which were sold or liquidated for less than their value at the time thereof. Notwithstanding the foregoing, the Eligible Lender Trustee shall not be responsible or liable for any losses on investments made by it hereunder or for keeping all amounts held by it, fully invested at all times, its only responsibility being to comply with the investment instructions the Sponsor or its designee in a non-negligent manner.

                                   ARTICLE III

                                    COVENANTS

     SECTION 3.01. ADMINISTRATION. The Sponsor shall cause the Eligible Loans to be administered so as to allow the Eligible Lender Trustee to obtain the benefits of the Guarantee Agreements and Federal Contracts and the right to receive Interest Benefit Payments, Special Allowance Payments, scheduled payments of principal, interest, late fees and penalties by borrowers, prepayments of principal and interest by borrowers, all grants, subsidies, donations and all default and other claim payments made by any Guarantor with respect to Eligible Loans. The Eligible Lender Trustee shall have no liability for actions taken at the direction of the Sponsor. The Eligible Lender Trustee shall have no liability for any action or inaction

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hereunder, except for its negligence or willful misconduct in the performance of its Express Duties hereunder. The Eligible Lender Trustee shall not be responsible for any action or inaction of the Sponsor or any Servicer under this Eligible Lender Trust Agreement. Except as specifically set forth herein, the Eligible Lender Trustee shall have no obligation to administer, service or collect the Eligible Loans or to maintain or monitor the administration, servicing or collection of the Eligible Loans.

     SECTION 3.02. ELIGIBLE LENDER TRUSTEE'S DUTIES AND POWERS. The Eligible Lender Trustee and any successor trustee or trustees shall have only the following powers and duties:

             (a) Upon receipt of written instructions from the Sponsor, the Eligible Lender Trustee shall execute and deliver all written instruments and take any and all other actions that Sponsor may direct in order to (i) maintain all Federal Contracts covering the Portfolio, (ii) enter into and take other actions with respect to further agreements as required by the Sponsor for the benefit of the Trust, and (iii) enforce the rights of the Eligible Lender Trustee under all such Federal Contracts and other agreements.

             (b) Upon receipt of written instructions from the Sponsor, the Eligible Lender Trustee shall execute and deliver all written instruments and take any and all other actions as may be, in the judgment of the Sponsor, required from time to time in connection with the application for and receipt of all payments described in this Eligible Lender Trust Agreement.

             (c) Upon receipt of written instructions from the Sponsor, the Eligible Lender Trustee shall sell, exchange or liquidate all or any portion of the Trust Estate. The Eligible Lender Trustee shall dispose of any proceeds of such sale, exchange or liquidation, as the Sponsor shall, by written instructions to the Eligible Lender Trustee, direct.

             (d) The Eligible Lender Trustee shall report to the Sponsor all claims for which it has received written notice of, for taxes, insurance premiums and other legal assessments, debts, charges or claims of any type made against any money or other assets belonging to the Trust Estate, or which may be due and owing in connection with the Trust. When directed in writing by the Sponsor, the Eligible Lender Trustee shall satisfy approved claims out of any money belonging to the Trust Estate, but the Sponsor expressly reserves the right to satisfy Trust debts with non-Trust assets.

             (e) Upon receipt of written instructions from the Sponsor, the Eligible Lender Trustee shall compromise, settle, arbitrate or defend any claim or demand in favor of or against the Trust or the Trust Estate, and shall enter upon such contracts and agreements and make such compromises of debts, claims or controversies respecting the Trust Estate as Sponsor shall direct by written instructions to Eligible Lender Trustee.

             (f) Subject to the other provisions of this Eligible Lender Trust Agreement, without the Eligible Lender Trustee's express written consent, the Sponsor may not assign, pledge, hypothecate, encumber or otherwise transfer, directly or indirectly, all or any part of its interest in the Trust, voluntarily or involuntarily.

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             (g)    Upon receipt of written instructions from the Sponsor the
     Eligible Lender Trustee shall pay to the Sponsor, any and all deposits, Collections, income and payments received by the Eligible Lender Trustee in connection with the Trust Estate.

     The Eligible Lender Trustee shall have no liability for actions taken at the direction of the Sponsor. The Eligible Lender Trustee shall have no liability for any action or inaction hereunder, except for its negligence or willful misconduct in the performance of its Express Duties hereunder. The Eligible Lender Trustee shall not be responsible for any action or inaction of the Sponsor or any Servicer under this Eligible Lender Trust Agreement. Except as specifically set forth herein, the Eligible Lender Trustee shall have no obligation to administer, service or collect the Eligible Loans or to maintain or monitor the administration, servicing or collection of the Eligible Loans. The Eligible Lender Trustee shall not be required to expend any of its own funds in connection with this Eligible Lender Trust Agreement or its duties hereunder or under any related documents or agreements pertaining to the Trust Estate.

     The Eligible Lender Trustee shall, to the extent it has received actual written knowledge within its corporate trust department, notify the Sponsor with respect to rejections and repurchases of such Eligible Loans, all claims for taxes, insurance premiums and other legal assessments, debts, charges or claims of any type made against any money or other assets belonging to the Trust, or which may be due and owing in connection with the Trust Estate.

     SECTION 3.03. ENFORCEMENT OF THE GUARANTEE AGREEMENTS. Except as otherwise required by the Higher Education Act, the Sponsor will be responsible for dealing with the Guarantee Agencies with respect to the rights, benefits and obligations under Guarantee Agreements as they relate to Eligible Loans.

     SECTION 3.04. ASSIGNMENT OF ELIGIBLE LOANS; COLLECTION OF PAYMENTS WITH RESPECT TO ELIGIBLE LOANS. The Sponsor shall diligently or cause a Servicer to diligently make every effort to make claim for and to collect all principal and interest payments on all the Eligible Loans, all grants, subsidies, donations, insurance payments, Interest Benefit Payments and Special Allowance Payments relating to Eligible Loans and all Guarantee payments on defaulted Eligible Loans with respect to Eligible Loans. The Sponsor shall cause the Servicer to assign such Eligible Loans to the Eligible Lender Trustee for payment of Guarantee benefits at the earliest practicable date permitted under applicable law and regulations. The Sponsor will comply with the Higher Education Act and all statutes, rules and regulations that apply to its Program and to the Eligible Loans.

     The Sponsor shall take all reasonable actions within its power to cause the Secretary to make all Interest Benefit Payments and Special Allowance Payments with respect to the Eligible Loans, all payments to be made with respect to the Eligible Loans by the obligors thereof and all payments to be made under Guarantees of Eligible Loans to be made to the Eligible Lender Trustee.

     SECTION 3.05. ENFORCEMENT OF ELIGIBLE LOANS. The Sponsor shall cause to be diligently enforced, and shall cause to be taken all reasonable steps, actions and proceedings necessary or appropriate for the enforcement of all terms, covenants and conditions of all Eligible Loans and

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agreements in connection therewith, including the prompt payment of all principal and interest payments and all other amounts due thereunder.

     SECTION 3.06. ENFORCEMENT OF SERVICING AGREEMENTS. The Sponsor shall cause to be diligently enforced, and shall cause to be taken all reasonable steps, actions and proceedings necessary or appropriate for the enforcement of all terms, covenants and conditions of all Servicing Agreements, including the prompt payment of all principal and interest payments and all other amounts due thereunder, including all grants, subsidies, donations, insurance payments, Interest Benefit Payments and Special Allowance Payments on Eligible Loans, and all Guarantee payments on defaulted Eligible Loans.

     The Sponsor shall, or shall cause the Servicer to provide the Eligible Lender Trustee with a list of all Eligible Loans originated, acquired, maintained or held under Eligible Lender Number 834012 on a quarterly basis (and upon the written request of the Eligible Lender Trustee).

     SECTION 3.07. AUTHORITY OF ELIGIBLE LENDER TRUSTEE. Notwithstanding anything herein, the Eligible Lender Trustee has any and all power, right and authority, where permitted by law and regulation, to realize on any Guarantee of the Eligible Loans under the Guarantee Agreement.

     SECTION 3.08. POWER OF ATTORNEY TO SPONSOR. The Eligible Lender Trustee hereby does make, constitute and appoint the Sponsor as its true and lawful agent and attorney for it and in its name, place and stead, from time to time, at all times until this Eligible Lender Trust Agreement is terminated, to exercise and enforce the rights of the Eligible Lender Trustee to make claim for and collect all payments due on Eligible Loans pursuant to Section 3.04 hereof and to take any other action that the Sponsor may direct the Eligible Lender Trustee to take hereunder and the Sponsor does hereby accept such appointment.

                                   ARTICLE IV

                     CONCERNING THE ELIGIBLE LENDER TRUSTEE

     SECTION 4.01. ACCEPTANCE OF THE TRUSTS. The Sponsor hereby appoints the Eligible Lender Trustee to act as its "eligible lender trustee" to hold legal title to the Eligible Loans pursuant to the Higher Education Act and this Eligible Lender Trust Agreement. The Eligible Lender Trustee shall hold legal title to the Eligible Loans, for the benefit of the Sponsor pursuant to the Higher Education Act and this Eligible Lender Trust Agreement. The Eligible Lender Trustee hereby accepts the trusts granted to it by this Eligible Lender Trust Agreement and agrees to perform said trusts, but only upon and subject to the following express terms and conditions:

             (a) The Eligible Lender Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Eligible Lender Trust Agreement, and no implied covenants or obligations shall be read into this Eligible Lender Trust Agreement against the Eligible Lender Trustee.

             (b) In the absence of bad faith on its part, the Eligible Lender Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Eligible Lender Trustee and conforming to the requirements of this Eligible Lender Trust Agreement.

             (c) The Eligible Lender Trustee, in exercising the rights and powers vested in it by this Eligible Lender Trust Agreement, shall use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     SECTION 4.02. RECITALS OF OTHERS. The recitals, statements, and representations of the Sponsor set forth herein shall be taken as the statements of the Sponsor, and the Eligible Lender Trustee assumes no responsibility for the correctness of the same or for inquiring with respect thereto. The Eligible Lender Trustee makes no representations as to the title of the Sponsor in Eligible Loans, and the Eligible Lender Trustee shall incur no responsibility in respect of such matters.

     SECTION 4.03. TAXES. The Eligible Lender Trustee shall not be liable for failure of the Sponsor to pay any tax or taxes in respect of any property, or any part thereof, or the income therefrom or otherwise, nor shall the Eligible Lender Trustee be under any duty in respect of any tax which may be assessed against it in respect of such property or the Eligible Loans.

     SECTION 4.04. ELIGIBLE LENDER TRUSTEE MAY ACT THROUGH AGENTS. The Eligible Lender Trustee may execute any of the trusts or powers hereof and perform any duty hereunder, either itself or by or through its attorneys, agents or employees, and it shall not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment, supervision and monitoring of the work performed.

     SECTION 4.05. INDEMNIFICATION OF ELIGIBLE LENDER TRUSTEE. The Sponsor agrees to indemnify the Eligible Lender Trustee for, and to hold it harmless against, any loss, liability or expenses incurred without negligence or bad faith on its part, including, without limitation, reasonable attorney fees arising out of or in connection with the acceptance or administration of this Eligible Lender Trust Agreement (including, without limitation, any such losses, liability or expenses arising from a breach of a representation, warranty or covenant in any Custodian Agreement, Servicing Agreement or Trustee Guarantee Agreement), including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. Such indemnification by Sponsor shall survive the termination of this Agreement and/or the resignation of the Eligible Lender Trustee and shall include, without limitation, any loss, liability, expense or advance incurred or made by the Eligible Lender Trustee as a result of the acts or omissions of any servicer in the origination or servicing of any of the Eligible Loans.

     SECTION 4.06. ELIGIBLE LENDER TRUSTEE'S RIGHT TO RELIANCE. The Eligible Lender Trustee shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, appraisal, opinion, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Eligible Lender Trustee may, whenever it determines in good faith that it must seek further determination or interpretation of any matters hereunder, consult with experts and with counsel (who may be counsel for the Sponsor or the Eligible Lender Trustee), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered, and in respect of any determination made by it hereunder in good faith and in accordance with the opinion of such counsel.

     Whenever in the administration hereof the Eligible Lender Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Eligible Lender Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate signed by a Sponsor Representative.

     The Eligible Lender Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it hereby; provided, however, that the Eligible Lender Trustee shall be liable for its negligence or willful misconduct in taking such action.

     The Eligible Lender Trustee shall upon the written instruction of the Sponsor sell, assign, transfer, convey or repurchase Eligible Loans in accordance with this Eligible Lender Trust Agreement. The Eligible Lender Trustee is further authorized to enter to into agreements with other Persons, in its capacity as Eligible Lender Trustee, in order to carry out or implement the terms and provisions of this Eligible Lender Trust Agreement.

     SECTION 4.07. COMPENSATION OF ELIGIBLE LENDER TRUSTEE. The Eligible Lender Trustee shall be entitled to reasonable compensation for all services rendered by it in the execution of the Trust created hereunder and in the exercise and performance of any of the powers and duties of the Eligible Lender Trustee hereunder. Such compensation shall be as set forth in the fee letter dated December 20, 2002, and shall be paid immediately upon execution of this Eligible Lender Trust Agreement. For each succeeding calendar year, an annual administration fee shall be paid on or before the first day of such calendar year pursuant to an invoice submitted by the Eligible Lender Trustee to the Sponsor. The Eligible Lender Trustee shall also be entitled to reimbursement from the Sponsor for all reasonable costs and out-of-pocket expenses incurred by the Eligible Lender Trustee. Such costs and expenses shall be billed to the Sponsor at the cost of the Eligible Lender Trustee. Such expenses shall include all expenses, disbursements and advances incurred or made by the Eligible Lender Trustee in accordance with the duties required under any of the provisions of this Eligible Lender Trustee Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) and those duties expressly required by law which may not be transferred to the Sponsor.

     SECTION 4.08. ELIGIBLE LENDER TRUSTEE ELIGIBILITY.

             (a) There shall at all times be an Eligible Lender Trustee hereunder which shall be a corporation or national bank association organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers and shall be an Eligible Lender under the Higher Education Act and the regulations of any Guarantee Agency and acceptable to the Sponsor.

             (b) The Eligible Lender Trustee, by the execution hereof, covenants, represents and agrees that:

                    (i) it is an Eligible Lender as defined in the Higher Education Act and that it will remain an Eligible Lender;

                    (ii) it shall use eligible lender number 834012, which shall be the Eligible Lender Trustee's eligible lender number for Eligible Loans which it owns as legal owner for the Sponsor as beneficial owner hereunder; and

                    (iii) it shall be responsible for the preservation of the supporting documents submitted to and received by it relating to Eligible Loans, if any; provided, however, that the separate Servicer of the Eligible Loans shall be responsible for such preservation of the Eligible Loans and supporting documents in accordance with the Custodian Agreements to the extent and during the period that the Servicer holds such documents.

             (c) The parties hereto recognize that the Eligible Lender Trustee has contractual obligations with the Guarantee Agency which must be maintained and preserved in order for the Eligible Lender Trustee to remain as Eligible Lender Trustee, and the Eligible Lender Trustee agrees to maintain the same.

     SECTION 4.09. RESIGNATION OF ELIGIBLE LENDER TRUSTEE. The Eligible Lender Trustee and any successor to the Eligible Lender Trustee may resign and be discharged from the trust created by this Eligible Lender Trust Agreement by giving to the Sponsor notice in writing which notice shall specify the date on which such resignation is to take effect; provided, however, that such resignation shall only take effect on the day specified in such notice if a successor Eligible Lender Trustee shall have been appointed pursuant to Section
4.11 hereof (and is qualified to be the Eligible Lender Trustee under the requirements of Section 4.11 hereof). If no successor Eligible Lender Trustee has been appointed by the date specified or within a period of 90 days from the receipt of the notice by the Sponsor, the Eligible Lender Trustee may (a) appoint a temporary successor Eligible Lender Trustee reasonably acceptable to the Sponsor having the qualifications provided in Section 4.11 hereof; or (b) request a court of competent jurisdiction to (i) require the Sponsor to appoint a successor, as provided in Section 4.11 hereof, within three days of the receipt of citation or notice by the court; or (ii) appoint an Eligible Lender Trustee reasonably acceptable to the Sponsor having the qualifications provided in Section 4.11 hereof. In no event may the resignation of the Eligible Lender Trustee be effective until a qualified successor Eligible Lender Trustee shall have been selected and appointed. In the event a temporary successor Eligible Lender Trustee is appointed pursuant to clause (a) above, the Sponsor may remove such temporary successor Eligible Lender Trustee and appoint a successor thereto pursuant to Section 4.11 hereof.

     The Eligible Lender Trustee agrees to provide all reasonable cooperation and assistance to the Sponsor in the event of appointment of a successor Eligible Lender Trustee to ensure a smooth transition, including, without limitation, executing such documents and providing such consents as are reasonably necessary to facilitate the continued processing of Eligible Loans during such transition and the assignment to the successor Eligible Lender Trustee for continued use in connection with the Trust created hereunder of all lender identification numbers assigned by the Secretary to the Eligible Lender Trustee and used in connection with such Trust.

     SECTION 4.10. REMOVAL OF ELIGIBLE LENDER TRUSTEE. The Eligible Lender Trustee or any successor Eligible Lender Trustee may be removed at any time by the Sponsor upon payment to the Eligible Lender Trustee so removed of all money, fees and expenses then due to it hereunder, as set forth in Section 4.07 hereof, and appointment of a successor thereto by the Sponsor and acceptance thereof by said successor. In the event an Eligible Lender Trustee (or successor Eligible Lender Trustee) is removed such removal shall not become effective until the Sponsor shall have appointed a successor and the successor Eligible Lender Trustee has accepted appointment as such.

     SECTION 4.11. SUCCESSOR ELIGIBLE LENDER TRUSTEE. In case at any time the Eligible Lender Trustee or any successor Eligible Lender Trustee shall resign, be dissolved, or otherwise shall be disqualified to act or be incapable of acting, or in case control of the Eligible Lender Trustee or of any successor Eligible Lender Trustee or of its officers shall be taken over by any public officer or officers, a successor Eligible Lender Trustee may be appointed by the Sponsor by an instrument in writing.

     Every successor Eligible Lender Trustee shall be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein, which has a reported capital and surplus of not less than $20,000,000, be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state agency, and be an Eligible Lender.

     SECTION 4.12. ASSIGNMENT; CORPORATE CHANGES IN TRUSTEE. Any bank, corporation or other entity into which the Eligible Lender Trustee may be merged or converted or with which it may be consolidated; any bank, corporation or other entity resulting from any merger, conversion or consolidation to which the Eligible Lender Trustee shall be a party; and any bank, corporation or other entity to which the Eligible Lender Trustee's rights and obligations hereunder are assigned, shall be the Eligible Lender Trustee under this Eligible Lender Trust Agreement without any further act; provided the resulting bank, corporation, assignee or other entity at all times meets the qualifications set forth herein.

     SECTION 4.13. LIMITATION WITH RESPECT TO EXAMINATION OF REPORTS. Except as expressly provided in this Eligible Lender Trust Agreement, the Eligible Lender Trustee shall be under no duty to examine any report or statement or other document required or permitted to be filed with it by the Sponsor. If the Eligible Lender Trustee receives any notice or communication of any type, whether via telephone, facsimile, personal delivery or otherwise, it shall promptly notify the Sponsor by whatever means it chooses, which notice shall be confirmed in writing, as soon as practicable at the notice address for the Sponsor set forth in Section 6.04. The Eligible Lender Trustee shall have no duty to verify whether the information contained in such notice it receives is accurate, material or relevant, its only duty to pass on any such notice that it receives.

     The Sponsor covenants, represents and agrees that it shall, on behalf of the Eligible Lender Trustee, be responsible for the preservation of the supporting documents submitted to and received by it relating to the Eligible Loans.

     SECTION 4.14. ADDITIONAL COVENANTS OF ELIGIBLE LENDER TRUSTEE. The Eligible Lender Trustee, by the execution hereof, covenants, represents and agrees that:

             (a) this Eligible Lender Trust Agreement and all documents, agreements, understandings and arrangements relating to this Eligible Lender Trust Agreement which are executed by the Eligible Lender Trustee have been executed by the Eligible Lender Trustee solely for the purpose of having the legal title to the Eligible Loans held by an "eligible lender" under the Higher Education Act, and the Sponsor hereby agrees that the Eligible Lender Trustee shall be accorded the protection set forth in
     Section 4.05 hereof for its limited role herein pursuant to the indemnity herein and that the Eligible Lender Trustee (its officers, directors, employees and agents) shall not have any liability thereunder or hereunder except as expressly set forth herein, including, without limitation, liability which may be incurred as a result of actions or inactions of the Sponsor or the Servicer of the Eligible Loans, subject to the terms of applicable laws, rules and regulations;

             (b) it will comply with the Higher Education Act and the regulations promulgated thereunder and will, upon written notice from the Sponsor, the Secretary, or the Guarantee Agency, and upon receipt of a Sponsor Order directing the Eligible Lender Trustee, shall cause this Eligible Lender Trust Agreement to be amended if the Higher Education Act or regulations promulgated thereunder are hereafter amended so as to be contrary to the terms of this Eligible Lender Trust Agreement; and

             (c) it will, from and after it shall have either entered into, or succeeded to the rights and interests of any Eligible Lender under any Guarantee Agreement covering Eligible Loans, maintain the same and diligently enforce its rights thereunder, and not consent to or permit any rescission of or consent to any amendment thereto or otherwise take any action under or in connection therewith which in any manner would adversely affect the rights of the Sponsor.

     SECTION 4.15. SALE OF ELIGIBLE LOANS. At the written direction of the Sponsor, the Eligible Lender Trustee shall sell Eligible Loans to designated purchasers. The Sponsor covenants that in the event it intends to direct the sale of the Eligible Loans, it shall give written notice thereof to the Eligible Lender Trustee not later than two Business Days prior to the proposed sale. The Sponsor certifies to the Eligible Lender Trustee that Eligible Loans shall not be sold to any Person unless such Person is an Eligible Lender.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     Each party hereto represents and warrants to the other party (a) that it is authorized to enter into and perform its obligations under this Eligible Lender Trust Agreement; (b) that the official executing this Eligible Lender Trust Agreement on behalf of such party is authorized to bind such party hereto; (c) that execution and performance of this Eligible Lender Trust Agreement does not violate any other agreement by which it is bound, or constitute a default under any other such agreement, and will not, with the passage of time, constitute such a default; and (d) that this Eligible Lender Trust Agreement constitutes a valid agreement of such party binding and enforceable against such party in accordance with its terms.

                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION 6.01. ELIGIBLE LENDER TRUST AGREEMENT BINDING UPON SUCCESSORS OR ASSIGNS OF ELIGIBLE LENDER TRUSTEE AND SPONSOR. All the terms, provisions, conditions, covenants, warranties and agreements contained in this Eligible Lender Trust Agreement shall be binding upon the successors and assigns of the Sponsor and the Eligible Lender Trustee, and shall inure to the benefit of the Eligible Lender Trustee and its permissible successor and assigns and the Sponsor, its successors or substitutes in trust and assigns. The Eligible Lender Trustee acknowledges that the Sponsor may assign its beneficial rights hereunder in Eligible Loans and payments related thereto with the consent of the Eligible Lender Trustee, which consent shall not be unreasonably withheld.

     SECTION 6.02. EFFECT OF LEGAL HOLIDAYS. Whenever this Eligible Lender Trust Agreement requires any action to be taken on a day which is not a Business Day, such action shall be taken on the next succeeding Business Day with the same force and effect as if taken on such day.

     SECTION 6.03. PARTIAL INVALIDITY. If any one or more of the covenants or agreements or portion thereof provided in this Eligible Lender Trust Agreement on the part of the Sponsor or the Eligible Lender Trustee to be performed should be determined by a court of competent jurisdiction to be contrary to law, then such covenant or covenants, or such agreement or agreements, or such portions thereof, shall be deemed severable from the remaining covenants and agreements provided in this Eligible Lender Trust Agreement and the invalidity thereof shall in no way affect the validity of the other provisions of this Eligible Lender Trust Agreement hereunder and under any applicable provisions of law.

     SECTION 6.04. NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed or delivered or sent by facsimile, if to the Eligible Lender Trustee, at the corporate trust office of the Eligible Lender Trustee in Denver, Colorado which at the date of this Eligible Lender Trust Agreement is located at 717 Seventeenth Street, Suite 301, Denver, Colorado 80202 Attention: Corporate Trust Department (telephone (720) 947-7475, facsimile (720) 947-7480), or at such other address as may have been filed in writing by the Eligible Lender Trustee; if to the Sponsor, to Education Loan Funding LLC, 1801 California Street, Suite 3900, Denver, Colorado 80202,
Attention: Ronald Page (telephone (303) 293-8500; facsimile (303) 294-3280), or to the Sponsor at such other address as may have been filed in writing by the Sponsor. All such notices and communications shall be effective (a) if given by facsimile, when transmitted; (b) if given by mail, when deposited in the mail addressed as aforesaid; and (c) if given by other means, when delivered at the address specified as aforesaid. Any notice required to be given in writing shall be deemed to be in writing if given by telex, facsimile or other method which produces a written record. If the Eligible Lender Trustee receives any notice or communication of any type, whether via telephone, facsimile, personal delivery or otherwise, it shall notify the Sponsor by whatever means it chooses, which notice shall be confirmed in writing, as soon as practicable at the notice address for the Sponsor set forth in this Section 5.04. The Eligible Lender Trustee shall have no duty to verify whether the information contained in such notice it receives is accurate, material or relevant, its only duty to pass on any such notice that it receives.

     SECTION 6.05. LAW AND PLACE OF ENFORCEMENT OF ELIGIBLE LENDER TRUST AGREEMENT; CONSTRUCTION. This Eligible Lender Trust Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado.

     SECTION 6.06. EFFECT OF ARTICLE AND SECTION HEADINGS AND TABLE OF CONTENTS. The heading or titles of the several Articles and Sections hereof, and any table of contents appended hereto, shall be solely for convenience of reference and shall not affect the meaning or construction, interpretation or effect of this Eligible Lender Trust Agreement.

     SECTION 6.07. AMENDMENTS. The Sponsor and the Eligible Lender Trustee, from time to time, may amend this Eligible Lender Trust Agreement subject to any provisions to the contrary herein.

     SECTION 6.08. NO PETITION. The Eligible Lender Trustee will not at any time institute against the Sponsor any bankruptcy proceeding under any United States federal or state bankruptcy or similar law in connection with any obligations of the Issuer under this Eligible Lender Trust Agreement.

     IN WITNESS WHEREOF, GMAC ELF LLC has caused this Eligible Lender Trust Agreement to be signed in its name and on its behalf by its manager and Zions First National Bank, as Eligible Lender Trustee to evidence its acceptance of the trusts hereby created, and has caused this Eligible Lender Trust Agreement to be signed in its name and on its behalf by one of its officers thereunto duly authorized.

                                    GMAC ELF LLC

                                    By
                                      ------------------------------------------
                                    Ronald W. Page, Vice President

                                    ZIONS FIRST NATIONAL BANK, as Eligible
                                    Lender Trustee


                                    By
                                      ------------------------------------------
                                    David W. Bata, Vice President

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                                    EXHIBIT A

                          TRUSTEE GUARANTEE AGREEMENTS

[TO BE PROVIDED.]